Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                        MICROCHIP TECHNOLOGY INCORPORATED


                         AMENDED THROUGH AUGUST 16, 2002
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                                TABLE OF CONTENTS

                                                                            PAGE
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ARTICLE I - CORPORATE OFFICES..................................................1
1.1     Registered Office......................................................1
1.2     Other Offices..........................................................1
ARTICLE II - STOCKHOLDERS......................................................1
2.1     Place of Meetings......................................................1
2.2     Annual Meeting.........................................................1
2.3     Special Meeting........................................................1
2.4     Advance Notice of Stockholder Nominees and Stockholder Business........2
2.5     Notice of Stockholders Meetings........................................3
2.6     Manner of Giving Notice; Affidavit of Notice...........................3
2.7     Quorum.................................................................3
2.8     Adjourned Meeting; Notice..............................................4
2.9     Voting.................................................................4
2.10    Waiver of Notice.......................................................4
2.11    Stockholder Action by Written Consent Without a Meeting................5
2.12    Record Date for Stockholder Notice; Voting; Giving Consents............5
2.13    Proxies................................................................6
2.14    List of Stockholders Entitled to Vote..................................6
2.15    Conduct of Business....................................................7
2.16    Inspectors of Election.................................................7
2.17    Inspectors of Election and Procedures for Counting
        Written Consents.......................................................7
2.18    Election Not To Be Subject to Arizona Control Share
        Acquisitions Statute...................................................9
ARTICLE III - DIRECTORS........................................................9
3.1     Powers.................................................................9
3.2     Number of Directors....................................................9
3.3     Election, Qualification and Term of Office of Directors................9
3.4     Resignation and Vacancies.............................................10
3.5     Place of Meetings; Meetings by Telephone..............................11
3.6     Regular Meetings......................................................11
3.7     Special Meetings; Notice..............................................11
3.8     Quorum................................................................11
3.9     Waiver of Notice......................................................12
3.10    Adjourned Meeting; Notice.............................................12
3.11    Board Action by Written Consent Without a Meeting.....................12
3.12    Fees and Compensation of Directors....................................12
3.13    Loans.................................................................12
3.14    Removal of Directors..................................................13
3.15    Conduct of Business...................................................13
3.16    Presumption of Assent.................................................13
ARTICLE IV - COMMITTEES.......................................................13
4.1     Committees of Directors...............................................13
4.2     Committee Minutes.....................................................14
4.3     Meetings and Action of Committees.....................................14
ARTICLE V - OFFICERS..........................................................15
5.1     Officers..............................................................15

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5.2     Appointment of Officers...............................................15
5.3     Subordinate Officers..................................................15
5.4     Removal and Resignation of Officers...................................15
5.5     Vacancies in Offices..................................................15
5.6     Chairman of the Board.................................................15
5.7     President.............................................................15
5.8     Vice Presidents.......................................................16
5.9     Secretary.............................................................16
5.10    Chief Financial Officer...............................................16
5.11    Treasurer.............................................................17
5.12    Assistant Secretary...................................................17
5.13    Assistant Treasurer...................................................17
5.14    Authority and Duties of Officers......................................17
5.15    Representation of Shares of Other Corporations........................17
ARTICLE VI - INDEMNITY........................................................18
6.1     Indemnification of Directors and Officers.............................18
6.2     Indemnification of Others.............................................18
6.3     Insurance.............................................................18
ARTICLE VII - RECORDS AND REPORTS.............................................18
7.1     Maintenance and Inspection of Records.................................18
7.2     Inspection by Directors...............................................19
ARTICLE VIII - GENERAL MATTERS................................................19
8.1     Checks................................................................19
8.2     Execution of Corporate Contracts and Instruments......................19
8.3     Stock Certificates; Partly Paid.......................................19
8.4     Special Designation on Certificates...................................20
8.5     Lost Certificates.....................................................20
8.6     Construction; Definitions.............................................20
8.7     Dividends.............................................................20
8.8     Fiscal Year...........................................................21
8.9     Seal..................................................................21
8.10    Transfer of Stock.....................................................21
8.11    Stock Transfer Agreements.............................................21
8.12    Registered Stockholders...............................................21
8.13    Notices...............................................................21
ARTICLE IX - AMENDMENTS.......................................................22

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                         AMENDED AND RESTATED BYLAWS OF
                        MICROCHIP TECHNOLOGY INCORPORATED
                       AS AMENDED THROUGH AUGUST 16, 2002


                                    ARTICLE I
                                CORPORATE OFFICES

     1.1 REGISTERED OFFICE. The registered office of the corporation shall be in the City of Dover, County of Kent, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

     1.2 OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

     2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

     2.2 ANNUAL MEETING. The annual meeting of stockholders shall be held, each year, on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted.

     2.3 SPECIAL MEETING. A special meeting of the stockholders may be called at any time by the board of directors or by the chairman of the board or by one or more stockholders owning in the aggregate not less than fifty percent (50%) of the entire capital stock of the corporation issued and outstanding and entitled vote.

     If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, chief executive officer or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.5 and 2.6, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons
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requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

     2.4 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS .

          (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the secretary of the corporation must have received timely notice in writing from the stockholder. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) calendar days before the date on which the corporation first mailed its proxy statement to stockholders in connection with the previous year's annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the prior year, notice by the stockholder to be timely must be so received not later than the close of business on the later of ninety (90) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. Such written notice to the secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of stock of the corporation beneficially owned by such stockholder, (iv) any material interest of such stockholder in such business, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding any provision in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this paragraph (a). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (a), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

          (b) Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of

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directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (b). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (a) of this Section 2.4. Such stockholder's notice shall set forth
(i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (a) of this Section 2.4. At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting shall, if the facts warrants, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

     2.5 NOTICE OF STOCKHOLDERS MEETINGS. All notices of meetings of stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of Delaware or the certificate of incorporation of the corporation). The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     2.7 QUORUM. At any meeting of the stockholders, the holders of a majority, present in person or by proxy, of all of the shares of the stock entitled to vote at the meeting shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where

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a separate vote by a class or classes is required, a majority, present in person or by proxy, of the shares of such class or classes entitled to take action with respect to that vote on that matter shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, those present at such adjourned meeting shall constitute a quorum (but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting), and all matters shall be determined by a majority of the votes cast at such meeting, except as otherwise required by law.

     2.8 ADJOURNED MEETING; NOTICE. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.9 VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section
2.12 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

     Each stockholder shall have one (1) vote for every share of stock entitled to vote that is registered in his or her name on the record date for the meeting (as determined in accordance with Section 2.12 of these bylaws), except as otherwise provided herein or required by law.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or provided herein, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

     2.10 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

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     2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or able to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation at its registered office in Delaware, its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by holders of a sufficient number of votes to take action are delivered to the corporation in the manner prescribed in the first paragraph of this section.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

     2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action.

     If the board of directors does not so fix a record date:

               (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (ii) The record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or

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to exercise any rights of change, conversion or exchange of stock or for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall neither precede nor be more than ten (10) days after the date upon which such resolution is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such notice is received, adopt a resolution fixing the record date.

     If the board of directors has not fixed a record date within such time, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner prescribed in the first paragraph of Section 2.11 of these bylaws. If the board of directors has not fixed a record date within such time and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     2.13 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, filed in accordance with the procedure established for the meeting or taking of action in writing, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section
2.13 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

     2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a

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period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     2.15 CONDUCT OF BUSINESS. The Board of Directors will appoint a Chairman of the meeting, and he/she shall be authorized to be the final authority on all matters of procedure at the meeting. The rules provided below will govern the conduct of the meeting of stockholders and will be strictly enforced to maintain an orderly meeting. Robert's Rules of Order will not be applicable and will not be utilized.

               (i) METHOD OF OBTAINING THE FLOOR. Stockholders who desire to address the meeting must raise their hands and wait to be recognized by the Chairman. Only when a stockholder is recognized as having the floor may he or she address the meeting.

               (ii) DISCUSSION. Persons addressing the meeting must limit their remarks to the issue then under consideration by the stockholders and to not more than five minutes in duration. A stockholder will be permitted to address the meeting on a particular issue not more than three times.

               (iii) STOCKHOLDER PROPOSALS. Stockholders will only be permitted to address the meeting on proposals that are included in the proxy statement and proxy relating to that meeting.

     2.16 INSPECTORS OF ELECTION. The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     2.17 INSPECTORS OF ELECTION AND PROCEDURES FOR COUNTING WRITTEN CONSENTS. Within three (3) business days after receipt of the earliest dated consent delivered to the corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or the determination by the board of directors of the corporation that the corporation should seek corporate action by written consent, as the case may be, the secretary may engage nationally recognized

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independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the corporation.

     Consents and revocations shall be delivered to the inspectors upon receipt by the corporation, the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the corporation (the "Soliciting Stockholders") or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or (ii) a written request therefor by the corporation or the Soliciting Stockholders (whichever is soliciting consents) (which request, except in the case of corporate action by written consent taken pursuant to the solicitations of not more than ten (10) persons, may be made no earlier than after such reasonable amount of time after the commencement date of the applicable solicitation of consents as is necessary to permit the inspectors to commence and organize their count, but in no event less than five (5) days after such commencement date), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the corporation or Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these bylaws, the inspectors shall issue a preliminary report to the corporation and the Soliciting Stockholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; and (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

     Unless the corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the corporation and the Soliciting Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the corporation and the Soliciting Stockholders, which report shall contain the information included in the preliminary report, plus all changes made to the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or

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take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

     2.18 ELECTION NOT TO BE SUBJECT TO ARIZONA CONTROL SHARE ACQUISITIONS STATUTE. The corporation elects not to be subject to Title 10, Chapter 23,
Article 2 of the Arizona Revised Statutes relating to "Control Share Acquisitions."

                                   ARTICLE III
                                    DIRECTORS

     3.1 POWERS. Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     3.2 NUMBER OF DIRECTORS. The number of directors of the corporation shall be five (5). This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw adopted by resolution of the board of directors or by the stockholders.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS. Except as provided in Section 3.4 of these bylaws, at each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law.

     Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed.

     Nominations for election to the board of directors of the corporation at an annual meeting of stockholders may be made by the board or on behalf of the board by a nominating committee appointed by the board, or by any stockholder of the corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the board, shall be made by notice in writing received by the secretary of the corporation not less than thirty (30) days nor more than sixty (60) days prior to the date of the annual meeting; PROVIDED, HOWEVER, that if less than thirty-five (35) days notice of the meeting is given to stockholders, such nomination shall have been received by the secretary not later than the close of business on the seventh
(7th) day following the day on which the notice was mailed. Such notice shall set forth (i) the name and address of the stockholder who intends to make the nomination; (ii) a representation that the nominating stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) the number of shares of stock held beneficially and of record by the nominating stockholder; (iv) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (v) the principal occupation or employment of such nominee; (vi) the number of shares of stock of the corporation beneficially owned by each such nominee; (vii) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder; (viii) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (ix) the consent of such nominee to serve as a director of the corporation if so elected.

     The chairman of the annual meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure. If such determination and declaration is made, the defective nomination shall be disregarded.

     3.4 RESIGNATION AND VACANCIES. Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, only a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

     Unless otherwise provided in the certificate of incorporation or these bylaws:

               (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

               (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled only by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

     If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

     3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

     Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     3.6 REGULAR MEETINGS. Regular meetings of the board of directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the board of directors and publicized among all directors. A notice of each regular meeting shall not be required.

     3.7 SPECIAL MEETINGS; NOTICE. Special meetings of the board of directors for any purpose or purposes may be called at any time by the president or secretary of the corporation, or by any two of the directors then in office and shall be held at a place, on a date and at a time as such officer or such directors shall fix. Notice of the place, date and time of special meetings, unless waived, shall be given to each director by mailing written notice not less than two (2) days before the meeting or by sending a facsimile transmission of the same not less than two (2) hours before the time of the holding of the meeting. If the circumstances warrant, notice may also be given personally or by telephone not less than two (2) hours before the time of the holding of the meeting. Oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     3.8 QUORUM. At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     3.9 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

     3.10 ADJOURNED MEETING; NOTICE. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     3.11 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

     3.12 FEES AND COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance of each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     3.13 LOANS.

          (a) NO LOANS TO DIRECTORS OR EXECUTIVE OFFICERS. To the extent provided under the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder, the corporation may not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan, to, or for any director or executive officer (or equivalent thereof) in contravention of the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder

          (b) APPROVAL OF LOANS TO OFFICERS. Except as set forth in Section 3.13(a) above, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

     3.14 REMOVAL OF DIRECTORS. Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

     3.15 CONDUCT OF BUSINESS. At any meeting of the board of directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

     3.16 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV
                                   COMMITTEES

     4.1 COMMITTEES OF DIRECTORS. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a) of the General Corporation Law of Delaware, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, a supplemental resolution of the board of directors, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

     4.2 COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     4.3 MEETINGS AND ACTION OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of
Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjournment and notice of adjournment), and Section 3.11 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolutions of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                    ARTICLE V
                                    OFFICERS

     5.1 OFFICERS. The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, a controller, one or more assistant controllers, a treasurer, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of
Section 5.3 of these bylaws. Any number of offices may be held by the same person.

     5.2 APPOINTMENT OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or
5.5 of these bylaws, shall be appointed by the board of directors.

     5.3 SUBORDINATE OFFICERS. The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

     5.4 REMOVAL AND RESIGNATION OF OFFICERS. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

     5.5 VACANCIES IN OFFICES. Any vacancy occurring in any office of the corporation shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

     5.6 CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

     5.7 PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

     5.8 VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

     5.9 SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

     5.10 CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws. The duties of the chief financial officer may be allocated by the board of directors among one or more persons, in its discretion.

     5.11 TREASURER. The treasurer shall have such powers and discharge such duties relating to the financial aspects of the corporation's business as may be prescribed by the board of directors or the chief financial officer.

     5.12 ASSISTANT SECRETARY. The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

     5.13 ASSISTANT TREASURER. The assistant treasurer, or, if there is more than one, the assistant treasurers in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

     5.14 AUTHORITY AND DUTIES OF OFFICERS. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

     5.15 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                   ARTICLE VI
                                    INDEMNITY

     6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and executive officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "executive officer" of the corporation includes any person (i) who is or was a director or executive officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or executive officer of another corporation partnership, joint venture, trust or other enterprise, or (iii) who was a director or executive officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     6.2 INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and executive officers) against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or executive officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     6.3 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

                                   ARTICLE VII
                               RECORDS AND REPORTS

     7.1 MAINTENANCE AND INSPECTION OF RECORDS. The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

     7.2 INSPECTION BY DIRECTORS. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

                                  ARTICLE VIII
                                 GENERAL MATTERS

     8.1 CHECKS. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

     8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     8.3 STOCK CERTIFICATES; PARTLY PAID. The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

     8.4 SPECIAL DESIGNATION ON CERTIFICATES. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     8.5 LOST CERTIFICATES. Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

     8.6 CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

     8.7 DIVIDENDS. The directors of the corporation, subject to any restrictions contained in (i) the General Corporation Law of Delaware or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

     The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

     8.8 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

     8.9 SEAL. The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     8.10 TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

     8.11 STOCK TRANSFER AGREEMENTS. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

     8.12 REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     8.13 NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery, by mail, postage paid, or by facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as it appears on the books of the corporation. The time when such notice shall be deemed received, if hand delivered, or dispatched, if sent by mail or facsimile, transmission, shall be the time of the giving of the notice.

                                   ARTICLE IX
                                   AMENDMENTS

     Any of these bylaws may be altered, amended or repealed by the affirmative vote of a majority of the board of directors or, with respect to bylaw amendments placed before the stockholders for approval and except as otherwise provided herein or required by law, by the affirmative vote of the holders of a majority of the shares of the corporation's stock entitled to vote in the election of directors, voting as one class.

               CERTIFICATE OF ADOPTION OF AMENDMENT TO AMENDED AND
                                 RESTATED BYLAWS

                                       OF

                        MICROCHIP TECHNOLOGY INCORPORATED


The undersigned hereby certifies that she is a duly appointed, qualified, and acting Secretary of Microchip Technology Incorporated and that the foregoing Amended and Restated Bylaws, as amended, comprising 22 pages, were adopted as the Bylaws of the corporation on August 16, 2002 by the Board of Directors of the corporation.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal this 16th day of August, 2002.


                                        /s/ Mary K. Simmons
                                        ----------------------------------------
                                        Mary K. Simmons
                                        SECRETARY